                                                              EXHIBIT 10.5












                     AMENDED AND RESTATED ADVISORY AGREEMENT

                                     BETWEEN

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

                                       AND

                        OMEGA HEALTHCARE INVESTORS, INC.

                                TABLE OF CONTENTS

1.  DUTIES OF THE ADVISOR.  .............................................1

2.  NO PARTNERSHIP OR JOINT VENTURE......................................3

3.  RECORDS..............................................................3

4.  BANK ACCOUNTS........................................................3

5.  BOND.................................................................4

6.  INFORMATION FURNISHED ADVISOR........................................4

7.  CONSULTATION AND ADVICE..............................................4

8.  ANNUAL BUSINESS PLAN AND BUDGET......................................4

9.  DEFINITIONS..........................................................5

10.  INVESTED ASSETS FEE; INCENTIVE FEE..................................6

11.  STATEMENTS..........................................................7

12.  COMPENSATION FOR ADDITIONAL SERVICES................................7

13.  EXPENSES OF THE ADVISOR.............................................7

14.  EXPENSES OF THE COMPANY.............................................8

15.  OTHER ACTIVITIES OF ADVISOR.........................................9

16.  TERM; TERMINATION OF AGREEMENT.....................................10

17.  AMENDMENTS.........................................................11

18.  DEFAULT, BANKRUPTCY, ETC...........................................11

19.  ASSIGNMENT.........................................................11

20.  ACTION UPON TERMINATION............................................12

21.  LIMITS OF ADVISOR RESPONSIBILITY...................................12

22.  NOTICES............................................................13

23.  HEADINGS...........................................................14

24.  GOVERNING LAW; CONSENT TO JURISDICTION.............................14

25.  JOINDER............................................................15

26.  ENTIRE AGREEMENT...................................................15

         THE ADVISORY AGREEMENT ("Agreement") dated as of July 21, 1995 between PRINCIPAL HEALTHCARE FINANCE LIMITED, a company incorporated with limited liability under the laws of Jersey (the "Company"), and OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the "Advisor") is hereby amended and restated effective as of November __, 1997 in its entirety to read as follows:


                                    RECITALS:

         A. The Company is a limited liability company under the laws of Jersey, formed to acquire real estate in the United Kingdom to be used for the provision of health care services, which real estate will be leased to and operated by independent health care operators.

         B. The Advisor is engaged in the United States in the business of owning and leasing health care facilities to third party operators and in making mortgage loans to such third party operators.

         C. The Advisor and its employees have extensive experience in the administration of real estate assets used to provide health care services and the origination, structuring and evaluation of real estate and mortgage investments and leasing activities related to the health care industry.

         D. The Company and the Advisor have agreed to amend certain of the terms of the Agreement, and in connection therewith, to amend and restate the Agreement in its entirety.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. DUTIES OF THE ADVISOR. The Advisor shall provide such services and activities relating to the assets, operations and business plans of the Company as may be appropriate, including:

             (a) assisting in the preparation of annual budgets and business plans for approval by the Board of Directors of the Company (the "Business Plans");

             (b) using its best efforts to present to the Company a continuing investment program consistent with the investment policies and objectives of the Company as set forth in the Business Plans;

             (c) using its best efforts to present to the Company investment opportunities consistent with the Business Plans and such investment program as the Board of Directors may adopt from time to time;

             (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Company, including the investment of reserve funds and surplus cash in short-term money market investments;

             (e) serving as one of the Company's investment and financial advisors and providing research, economic, and statistical data in connection with the Company's investments and investment and financial policies;

             (f) assisting the Company in investigating, selecting and negotiating with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others;

             (g) consulting with the Directors of the Company and furnishing the Directors with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise), holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plans of the Company;

             (h) advising the Directors of the Company with respect to such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting, and settling any claims of the Company, including foreclosing and otherwise enforcing leases and mortgages and other liens securing investments;

             (i) assisting the Company in obtaining such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Company, provided, however, the compensation for such services shall be agreed to by the Company and the service provider;

             (j) advising the Company in connection with capital market activities, but in no event in such a way that the Advisor could be deemed to be acting as a broker-dealer or underwriter or subject to the jurisdiction of any governmental authority;

             (k) quarterly, and at any time requested by the Board of Directors of the Company, making reports to the Board of Directors of the Company regarding the Company's performance to date in relation to the Company's current approved Business Plan and its various components, as well as the Advisor's performance of its services under this Agreement;

             (l) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Company;

             (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and assisting in maintaining effective communications with shareholders of the Company; and

             (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings, computing and accounting equipment and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

     In performing its services under this Agreement, the Advisor acknowledges that it is doing so pursuant to a delegation of day to day management by the Board of Directors of the Company, which delegation remains under the supervision and control of the Board of Directors of the Company, and further that the Board of Directors of the Company and not the Advisor maintains ultimate authority for the conduct of the business of the Company. The Company acknowledges that the Advisor shall perform its services under this Agreement primarily through facilities, personnel and support services located at its United States offices through personnel of Advisor's selection.

     In performing its services under this Agreement, the Advisor may utilize facilities, personnel and support services of various of its Affiliates, whether located within or outside of the United Kingdom. The Advisor shall reimburse such Affiliates for their services and facilities out of the compensation provided for in Section 10 hereof. Notwithstanding the above, the Company may request, and will pay for the direct costs of, additional services (as described in Section 12 of this Agreement). As set forth in Section 15 of this Agreement, the Advisor will engage in numerous other activities related to real estate and not related to the Company or its assets.

     2. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them. Nothing contained in this Agreement shall authorize either party to act as agent or representative of the other party or to authorize either party to create any obligation on behalf of the other party.

     3. RECORDS. At all times the Advisor shall keep proper books of account and records of the Company's affairs which shall be accessible for inspection by the Company at the Advisor's principal office in the United States and in at any time during ordinary business hours.

     4. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board of Directors of the Company may approve, provided that no funds in any such account shall be commingled with funds of the Advisor or another party; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Board of Directors of the Company and to the auditors of the Company.

     5. BOND. If required by the Board of Directors of the Company, the Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Board of Directors of the Company from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. Such bond shall inure to the benefit of the Company in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Company. If any director of the Company is an Affiliate of the Advisor, the approval of a majority of the Board of Directors of the Company who are not so affiliated shall be required for the Company to require such a bond for the Advisor.

     6. INFORMATION FURNISHED ADVISOR. The Board of Directors of the Company shall have the right to change a Business Plan at any time. The Board of Directors of the Company shall promptly furnish a copy of any changes to any Business Plan to the Advisor. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

     7. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Board of Directors of the Company, and shall, at the request of the Board of Directors, furnish advice and recommendations with respect to any aspect of the business and affairs of the Company, including any factors that in the Advisor's best judgment should influence the policies of the Company. The Advisor and the Company shall confer as required concerning the Advisor's staffing and personnel assigned to perform the services of the Advisor hereunder, with the goal that the Advisor employ highly qualified professional staff, in whom both the Advisor and the Company repose confidence and trust.

     8. ANNUAL BUSINESS PLAN AND BUDGET. The Advisor shall assist the Company in the preparation of a Business Plan for each Fiscal Year of the Company for submission to the Board of Directors of the Company. Such Business Plan shall include a twelve-month projection of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, leasing, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Company. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Company. Upon approval by the Board of Directors of the Company, the Advisor shall advise and assist in the conduct of the business of the Company in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Within forty five (45) days of the end of each calendar quarter, the Advisor shall provide the Board of Directors of the Company with a report comparing the Company's actual performance for such quarter against the Business Plan.

     9. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

             (a) "Adjusted Consolidated Net Income" shall mean for any fiscal period, the consolidated net income for the Company and its consolidated subsidiaries, (i) increased by (x) the amount of income allocable to such fiscal period from zero-coupon investments or similar deferred payment investments and
(y) the amount of any increase in appraisal write-up valuation of assets of the Company and its consolidated subsidiaries as reported in annual valuations for such fiscal period and decreased by the amount of any reduction in appraisal of assets of the Company and its consolidated subsidiaries as reported in annual valuations for such fiscal period.

             (b) "Aggregate Book Value of Invested Assets" shall mean the Book Value of Invested Assets for all of the following as a group: (i) the Company;
(ii) each Person that is an Affiliate of the Company; and (iii) each Securitization Entity.

             (c) "Affiliate" shall mean, as to any Person, any other Person which owns beneficially, directly, or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, or partner of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

             (d) "Book Value" of an asset or assets shall mean the value of such asset or assets as recorded on the books of any Person, (i) before any appraisal write-up in accordance with United Kingdom GAAP; (ii) before provision for amortization, depreciation, depletion or valuation reserves; and (iii) deducting any indebtedness or other liability in respect thereof.

             (e) "Book Value of Invested Assets" shall mean the Book Value of the total assets of any nature or description owned, leased, managed or operated by any Person (without deduction of any liabilities), but excluding (i) goodwill and other intangible assets, (ii) cash, and (iii) cash equivalent investments with terms which mature in one year or less, and increased by the amount of any increase in appraisal write-up of assets of the Company and its consolidated subsidiaries as reported in annual valuations for such fiscal period and decreased by the amount of any reduction in appraisal of assets of the Company and its consolidated subsidiaries as reported in annual valuations for such fiscal period.

             (f) "Business Plan" shall mean the Company's investment policies and objectives and the capital and operating budget based thereon for the relevant fiscal year of the Company as approved by the Board of Directors of the Company, as thereafter modified or amended.


             (g) "Change of Control" shall mean, as to the Advisor, (i) the election to the board of directors of the Advisor in a contested election of directors of individuals comprising a majority of directors who, immediately prior to the contested election, were not members of the board of directors of the Advisor, or (ii) a change in the duties of the Chairman and/or the Chief Executive Officer of the Advisor, which change precludes the active involvement of such officer or officers of the Advisor in the performance of the Advisor's services under this Agreement.

             (h) "Earnings per Share" shall mean the Adjusted Consolidated Net Income of the Company for any fiscal period, divided -by the weighted average number of ordinary shares outstanding for such fiscal period.

             (i) "Invested Assets" shall mean the assets of any Person which are managed by the Advisor.

             (j) "Leases" shall mean all leases and subleases from the Company and its Affiliates to third party lessees and sublessees.

             (k) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

             (l) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

             (m) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

             (n) "Securitization Entity" shall mean any Person formed or availed of for the purposes of financing and/or acquiring assets now owned, leased, managed and/or operated by or to be owned, leased, managed and/or operated by the Company or any Affiliate of the Company.

      All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with United Kingdom generally accepted accounting principles, regardless of whether the Company may also prepare statements on a different basis.


      10. INVESTED ASSETS FEE; INCENTIVE FEE. On or before the twenty-eighth day of each month during the term hereof, the Company shall pay to the Advisor, as compensation for the management and advisory services rendered to the Company hereunder, a fee at the rate of 0.075% per month of the average of the Aggregate Book Value of the Invested Assets ("Invested Assets Fee") at the beginning and at the end of the next preceding calendar month.

The annual rate of the Invested Assets Fee shall be 0.90% per annum. Notwithstanding the foregoing, to the extent Invested Assets include assets held by a Securitization Entity, the Invested Assets Fee with respect to such assets shall accrue monthly and be paid semi-annually (i) in advance on the date of closing of the securitization and (ii) thereafter on the date the Securitization Entity makes a regularly scheduled payment of interest and/or principal.

      On or before the first day of the third calendar month following the Company's receipt of its audited financial statements for the prior fiscal year, the Company's auditors (or other third party acceptable to the Advisor and the Company) shall determine whether the Earnings Per Share for the fiscal year then ended based on fully diluted weighted shares outstanding exceeded by at least twenty percent (20%) the Earnings Per Share for the preceding fiscal year (the "Target Earnings Per Share"). In the event the Company shall have achieved Target Earnings Per Share for any Fiscal Year, then the Company shall pay to the Advisor an Incentive Fee equal to two-tenths of one percent (0.2%) of the average of Aggregate Book Value of Invested Assets. For purposes of the Incentive Fee, the average of Aggregate Book Value of Invested Assets shall be determined as the average of the Aggregate Book Value of Invested Assets on the first day of the fiscal year and the Aggregate Book Value of Invested Assets on the last day of the fiscal year.

      Certain expenses and reimbursements described in Sections 13 and 14 of this Agreement may be allocated in part to the account of the Advisor and in part to the account of the Company, as may be agreed by the parties hereto.

      11. STATEMENTS. Upon request, the Advisor shall furnish to the Company not later than the tenth (10th) day of each calendar month, beginning with the second (2nd) calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month.

      12. COMPENSATION FOR ADDITIONAL SERVICES. If and to the extent that the Company shall request the Advisor or any director, officer, partner, or employee of the Advisor or Affiliates of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time.

      13. EXPENSES OF THE ADVISOR. The Advisor shall bear the following expenses, (subject to the allocation provisions of Section 10 of this Agreement):

             (a) employment expenses of the personnel employed by the Advisor including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses (including fees, salaries, and expenses paid to directors, officers, and employees of the Advisor who are also directors, officers or employees of the Company, when acting in such capacities as directors, officers or employees of the Advisor);

             (b) advertising and promotional expenses incurred in seeking investments for the Company;

             (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor;

             (d) the cost of any internal accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Company; and

             (e) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

      14. EXPENSES OF THE COMPANY. The Company shall pay all of its expenses not assumed by or allocated to the Advisor, including without limitation, the following expenses:

             (a) the cost of money borrowed by the Company;

             (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Company;

             (c) legal, auditing, accounting (other than internal accounting), preparing all tax returns, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities;

             (d) fees, salaries, and expenses paid to directors, officers, and employees of the Company;

             (e) fees and expenses paid to independent advisors, independent contractors, mortgage services, consultants, managers, local property managers or management firms, accountants, attorneys and other agents employed by or on behalf of the Company;

             (f) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition, and ownership of real estate equity interests, Leases or other property, including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services;

             (g) expenses of maintaining and managing real estate equity interests;

             (h) insurance, as required by the Board of Directors of the Company (including Board of Directors' liability insurance for the Directors);

             (i) the expenses of organizing, revising, amending, converting, modifying, or terminating the Company;

             (j) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors of the Company to holders of securities of the Company;

             (k) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

             (l) the cost of any outside auditing necessary for maintaining the books and records of the Company and the costs for preparing and filing all required tax returns;

             (m) transfer agent's, registrar's, and indenture trustee's fees and charges;

             (n) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties for services provided to the Company;

             (o) out of pocket expenses incurred by the Advisor, arising from the sales of Company properties, including those expenses related to carrying out foreclosure and lease termination proceedings;

             (p) costs and expenses associated with risk management (i.e. insurance relating to the Company's assets);

             (q) loan refinancing compensation; and

             (r) expenses associated with special services requested by the Board of Directors of the Company pursuant to Section 12 hereof.


      15. OTHER ACTIVITIES OF ADVISOR. Except as provided in the last sentence of this paragraph of this Section 15, the Advisor, its officers, directors, or employees or any of its Affiliates (and such Affiliate's officers, directors, or employees) may engage in other business activities related to real estate investments or act as advisor to any other Person, including those with investment policies similar to the Company, and the Advisor and its officers, directors, or employees and any of its Affiliates (and such Affiliate's officers, directors, or employees) shall be free from any obligation to present to the Company any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Company's Business Plans. In addition, nothing herein shall prevent any director, officer or employee of the Advisor, or any Affiliate (and such Affiliate's officers, directors, or employees) from engaging in any other business or from rendering services of any kind to any other Person (including competitive business activities). Notwithstanding the foregoing, neither the Company nor its Affiliates, nor their respective directors, officers, or employees, shall act as an advisor to, or agree to act as an advisor to, any other Person with respect to real property located in the United Kingdom and used for health care purposes, without the prior written consent of the Board of Directors of the Company.

             Directors, officers, employees and agents of the Advisor or of its affiliates may serve as directors, employees, agents, nominees or signatories of the Company. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

      16. TERM; TERMINATION OF AGREEMENT. This Agreement shall commence on the date hereof (the "Effective Date") and, subject to the automatic extension and early termination provisions of this Agreement, shall continue until December 31, 2000, and continue thereafter unless terminated by either party as set forth below. Beginning on January 1, 1998 and continuing as of each January 1 thereafter, the Term of this Agreement shall automatically be extended for one additional year unless either party exercises the early termination rights described in the following sentence. By written notice delivered to the other party not later than November 15 of any calendar year, either party may elect to avoid the automatic extension of the term. For example, if a party gives notice on or before November 15, 1998 of its election to avoid the automatic extension provision of this Agreement, the term of this Agreement would end on December 31, 2001.

      During the ninety (90) day period following a Change in Control, the Company shall have the right to elect to terminate this Agreement, by notice given to the Advisor. Such termination shall be effective one hundred eighty
(180) days following the Advisor's receipt of notice of termination from the Company.

      If any director of the Company is an Affiliate of the Advisor, the approval of a majority of the Board of Directors of the Company who are not so affiliated shall be required for the Company to make the election described in the preceding paragraph. If this Agreement is terminated pursuant to this
Section 16, such termination shall be without further liability or obligation of either party to the other as of the Termination Date, except as provided in
Section 20 hereof; provided however, that in no event shall such termination limit the Advisor's right to indemnification pursuant to Section 21 hereof with respect to any acts or omission undertaken by Advisor prior to such termination.

      17. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein. If any director of the Company is an Affiliate of the Advisor, the approval of a majority of the Board of Directors of the Company who are not so affiliated shall be required for the Company to amend this Agreement.

      18. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Board of Directors of the Company, this Agreement shall be and become terminated immediately upon written notice of termination from the Board of Directors of the Company to the Advisor if any of the following events shall occur:

             (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within thirty
(30) days, or, such longer period as may be appropriate if not susceptible of being cured within the thirty (30) days; or

             (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of sixty (60) days; or

             (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

      The Advisor agrees that if any of the events specified in subsections (b) and (c) of this Section 18 shall occur, it will give written notice thereof to the Board of Directors of the Company within seven (7) days after the occurrence of such event. If any director of the Company is an Affiliate of the Advisor, the approval of a majority of the Board of Directors of the Company who are not so affiliated shall be required for the Company to give any notice described in this Section.


      19. ASSIGNMENT. The Advisor may assign this Agreement to any Affiliate of the Advisor, provided that at the time of the assignment the assignee (x) assumes and agrees to be bound by this Agreement and (y) is controlled by a board of directors, a majority of whom are members of the Board of Directors of the Advisor and (z) has as its chief executive officer the individual who is Chief Executive Officer or Chairman of the Advisor. Such an assignment or any other assignment of this Agreement by the Advisor shall bind the assignee thereunder in the same manner as the Advisor is bound hereunder. The Advisor may also assign this Agreement to a corporation, association, trust, or other successor organization which may take over the property and carry on the affairs of the Advisor, provided that following such assignment the persons who controlled the operations of the Advisor immediately prior to the assignment shall control the operation of the successor organization, including the performance of its duties under this Agreement, and they shall be bound by the same restrictions by which they were bound to such assignment. This Agreement shall not otherwise be assignable by the Advisor without the prior written consent of the Company. This Agreement shall not be assignable by the Company without the prior written consent of the Advisor, except in the case of any assignment by the Company to a corporation or other organization which is the successor to the Company, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as the Company is bound hereby.

      20. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Sections 16, 18 or 19 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall be deemed to have earned one-twelfth of the Incentive Fee for each full calendar month during which it provides services to the Company under this Agreement. The Advisor shall forthwith upon such termination:

             (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement;

             (b) deliver to the Board of Directors of the Company a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Board of Directors of the Company; and

             (c) deliver to the Board of Directors of the Company all property and documents of the Company then in the custody of the Advisor.

      For a period of one year following the date of termination of this Agreement, neither the Company nor any Affiliate of the Company shall, directly or indirectly, offer employment (including, but not limited to consulting arrangements) to any employee of the Advisor or any Affiliate of the Advisor without the prior written consent of the Advisor, which consent may be freely withheld.

      21. LIMITS OF ADVISOR RESPONSIBILITY. The Advisor assumes no responsibility other than to render the services described herein in good faith and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendation of the Advisor. The Advisor, its shareholders, directors, officers, agents, employees and Affiliates will not be liable to the Company, its shareholders, or others, except by reason of acts constituting bad faith, willful or wanton misconduct or gross negligence. The Company shall reimburse, indemnify and hold harmless the Advisor, its shareholders, directors, officers, agents and employees and its Affiliates for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever in respect to or arising from any acts or omissions of the Advisor undertaken in good faith and in accordance with the standard set forth above pursuant to the authority granted to it by this Agreement.

      22. NOTICES. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be effective when transmitted by telecopier, delivered or, in the case of a mailed notice or notice sent by overnight courier, upon receipt thereof as conclusively evidenced by the signed receipt therefor by being delivered at the following addresses of the parties hereto:

      The Board of Directors of the Company and/or the Company:

                           Principal Healthcare Finance Limited
                           c/o Omega Healthcare Investors, Inc.
                           905 W. Eisenhower Circle, Suite 110
                           Ann Arbor, MI 48103
                           Attention:  Managing Director
                           Telephone:       (313) 747-9790
                           Fax:             (313) 996-0020

                           with a copy to:

                           Principal Healthcare Finance Limited
                           P.O. Box 404
                           Pirouet House
                           Union Street
                           St. Helier, Jersey JE4 9WG
                           Channel Islands
                           Telephone:       011 44 153 450-4401
                           Fax:             011 44 153 435-328


                           with an additional copy to:

                           Gottesman Jones & Partners
                           Aldwych House
                           Aldwych
                           London WC2B 4HN
                           England
                           Telephone:       (0171) 242-8953
                           Fax:             (0171) 405-3190
                                            (0171) 405-0527

         The Advisor:

                           Omega Healthcare Investors, Inc.
                           905 W. Eisenhower Circle, Suite 110

                           Ann Arbor, MI 48103
                           Attention:  Essel W. Bailey, Jr.
                                              President
                           Telephone:       (313) 747-9790
                           Fax:             (313) 996-0020

                           with a copy to:

                           Argue Pearson Harbison & Myers, LLP
                           801 South Flower Street
                           Suite 500
                           Los Angeles, California 90017-4699
                           Attention: William A. Jones
                           Telephone:       (213) 622-3100
                           Fax:             (213) 622-7881


Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 22.

      23. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

      24. GOVERNING LAW; CONSENT TO JURISDICTION. This agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the state of Michigan. The Company consents to in personam jurisdiction before the state and federal courts in the state of Michigan and agrees that all disputes concerning this agreement may be litigated, in Advisor's sole discretion and at Advisor's sole election, only in courts located in the state of Michigan. The Company agrees that service of process may be effected upon it under any method permissible under the laws of the state of Michigan and irrevocably waives any objection to venue in the state or federal courts of the state of Michigan.

      25. JOINDER. The Company shall cause each Affiliate and Securitization Entity to join in this Agreement for purposes of determining the Invested Assets Fees and Incentive Fees payable to the Advisor under this Agreement.

      26. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and cancels any pre-existing agreements with respect to such subject matter.

      IN WITNESS WHEREOF, PRINCIPAL HEALTHCARE FINANCE LIMITED and OMEGA HEALTHCARE INVESTORS, INC. by their duly authorized representatives, have signed these presents all as of November __, 1997.

                                    PRINCIPAL HEALTHCARE FINANCE LIMITED


                                    By:   /s/  J. G. West
                                    Name:      J. G. West
                                    Title:        Chairman


                                    OMEGA HEALTHCARE INVESTORS, INC.


                                    By:  /s/   James P. Flaherty
                                    Name:     James P. Flaherty
                                    Title:       Vice President--International